ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the

"Amendment") is entered into as of June 26, 2025 between ACME UNITED CORPORATION, a Connecticut corporation (the "Borrower'') and HSBC BANK USA, NATIONAL ASSOCIATION (the "Lender").

RECITALS

The Borrower and the Lender are parties to a Loan and Security Agreement dated as of April 5, 2012, as amended (collectively, the "Loan Agreement"). Capitalized terms used herein shall have the meanings given to them in the Loan Agreement unless otherwise specified.

The Borrower has requested that the Lender amend certain terms and conditions of the Loan Agreement, pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Amendments to Loan Agreement. The definition of "Revolving Line Maturity Date" appearing in Section 1.2 of the Loan Agreement is hereby amended to read in its entirety as set forth below:

"Revolving Line Maturity Date" is May 31, 2027.

2.
No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.
3.
Conditions Precedent. This Amendment shall be effective (the "Eleventh Amendment Closing Date") when the Lender shall have received a copy hereof executed by the Borrower.
4.
Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
(a)
The Borrower has all requ1s1te power and authority to execute this Amendment and to perform all of the obligations hereunder and thereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
(b)
The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or loan agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)
All of the representations and warranties contained in Section 5 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
(d)
No Default or Event of Default has occurred and is continuing or will result from Borrower entering into this Amendment.
5.
References. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.
6.
No Other Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement, or breach, default or event of default under any Loan Documents or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
7.
Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all reasonable costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.
8.
Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.
9.
Reaffirmation. The Borrower as debtor, grantor, pledgor, assignor, or in any other similar capacity in which the Borrower grants liens or security interests in its property hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Agreement and each of the other Loan Documents to which it is a party (after giving effect hereto) and (ii) ratifies and reaffirms the liens on or security interests in any of its property granted pursuant to the Loan Agreement and any such other Loan Document as security for the Obligations under or with respect to the Loan Agreement or the other Loan Documents, and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The Borrower acknowledges that the Loan Agreement and each of the other Loan Documents remains in full force and effect and are hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender (except as expressly provided for herein), constitute a waiver of any provision of any of the Loan Agreement or any of the other Loan Documents (except as expressly provided for herein) or serve to effect a novation of the Obligations.

10.
Release.
(a)
Borrower hereby releases and forever discharges Lender and its parents, subsidiaries and affiliates, past or present, and each of them, as well as their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the "Releasees"), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by Borrower, and whether concealed or hidden (collectively, "Claims"), which Borrower now owns or holds or has at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Loan Agreement or the other Loan Documents (collectively the "Released Matters").
(b)
Borrower represents, warrants and agrees, that in executing and entering into this release, it is not relying and have not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Amendment, the Loan Agreement or the other Loan Documents. Borrower has reviewed this release with Borrower's legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein. Borrower understands and expressly assumes the risk that any fact not recited, contained or embodied therein may tum out hereafter to be other than, different from, or contrary to the facts now known to Borrower or believed by Borrower to be true. Nevertheless, Borrower intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.
(c)
Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claims released, remised and discharged by Borrower pursuant to this Section 10. If Borrower violates the foregoing covenant, Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HSBC BANK USA, NATIONAL ASSOCIATION ACME UNITED CORPORATION

By: /s/ David M. Nackley	By: /s/ Paul Driscoll
Name: David M. Nackley	Name: Paul Driscoll
Title: Senior Vice President	Title: Vice President and Chief Financial Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]

FIFTH AMENDED AND RESTATED SECURED REVOLVING NOTE

$65,000,000 Maturity Date: May 31, 2027

FOR VALUE RECEIVED, ACME UNITED CORPORATION, a Connecticut

corporation ("Borrower") hereby promises to pay to the order of HSBC Bank, National Association or the holder (the "Lender") of this Secured Revolving Note (this "Revolving Note") at 66 Hudson Boulevard E, New York, New York 10001 or such other place of payment as the holder of this Revolving Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Sixty-Five Million Dollars ($65,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a rate as specified in the Loan Agreement (defined hereafter).

This Revolving Note is the Revolving Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated April 5, 2012, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Revolving Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Revolving Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Revolving Note has been negotiated and delivered to Lender and is payable in the State of New York. This Revolving Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

This Revolving Note amends and restates in its entirety and is given in substitution for (but not in satisfaction of) that certain Fourth Amended and Restated Secured Revolving Note executed by Borrower in favor of Lender in the original principal amount of

$65,000,000.

[Remainder of Page Intentionally Left Blank]

BORROWER FOR ITSELF ACME UNITED CORPORATION

By: /s/ David M. Nackley	By: /s/ Paul Driscoll
Name: David M. Nackley	Name: Paul Driscoll
Title: Senior Vice President	Title: Vice President and Chief Financial Officer